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                                                                    EXHIBIT 23.1



              CONSENT OF ERNEST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 6, 1997 except for "Organization, Business Activity and Basis of Presentation" under Note 1, as to which the date is November 6, 1997, in the Registration Statement (Form S-4) and related Prospectus of TransWestern Holdings L.P.




                                        ERNST & YOUNG LLP

San Diego, California
December 12, 1997